Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3/A of ECOtality, Inc. of our report dated April 16, 2012, relating to our audit of the consolidated financial statements, included in the Annual Report on Form 10-K of ECOtality Inc. for the year ended December 31, 2011.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Phoenix, Arizona

June 11, 2012